                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services
Investment Notes:

                                                     Special 30-35 Month Offer
                                                              12.46%*
                                                           Annual Yield


                   American Business Financial Services, Inc.

                    Prospectus Supplement Dated May 16, 2000


-------------------------------------------------------------------------------------------------------
       TERM            RATE          ANNUAL YIELD*         BONUS        BONUS RATE         BONUS YIELD*
-------------------------------------------------------------------------------------------------------
      3-5 mos.         7.75%             8.05%               --              --                  --
     6-11 mos.         8.75%             9.14%               --              --                  --
    12-17 mos.         9.70%            10.18%              .25%           9.95%              10.46%
    18-23 mos.         9.85%            10.35%              .25%          10.10%              10.62%
    24-29 mos.         9.95%            10.46%              .25%          10.20%              10.73%
    30-35 mos.           --                --                --           11.75%              12.46%
    36-47 mos.        10.35%            10.90%              .25%          10.60%              11.18%
    48-59 mos.        10.65%            11.23%              .25%          10.90%              11.51%
    60-83 mos.        11.50%            12.18%              .25%          11.75%              12.46%
   84-119 mos.        11.05%            11.68%              .25%          11.30%              11.96%
      120 mos.        11.65%            12.35%              .25%          11.90%              12.63%

-------------------------------------------------------------------------------------------------------








Minimum for Investment Notes $1,000.

Ask about our rates for larger investments.

Please call (800) 776-4001 for more information.

                                                                     [ABFS LOGO]


--------------------------------------------------------------------------------           BalaPointe Office Centre
AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).             111 Presidential Boulevard
--------------------------------------------------------------------------------            Bala Cynwyd, PA  19004
American Business Financial Services, Inc. is a publicly traded Company (NASDAQ:
ABFI). An offer can only be made by the Prospectus dated October 15, 1999                       2255 Glades Road
delivered in conjunction with this Rate Supplement dated May 16, 2000. See                        Suite 311E
"Risk Factors" in the Prospectus for a discussion of certain factors which                     Boca Raton, FL 33431
should be considered in connection with an Investment in the Notes. Interest is
compounded daily based on a 365-day year. *The Effective Annual Yield assumes               2425 East Camelback Road
all interest remains invested for 365 days.                                                        Suite 1065
                                                                                                Phoenix, AZ 85016
Subordinated Investment Notes represent obligations of the Company and are not
certificates of deposit or insured by the FDIC or any governmental or private                  www.abfsonline.com
entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. Rates offered are good through June 19, 2000. These rates are available to residents of the following states: AZ, CA, CO, IA, ID, KS, MN, MO, MT, ND,
NM, NV, OK, OR, UT, WA, WY.

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services
Investment Notes:

                                                     Special 30-35 Month Offer
                                                              12.46%*
                                                           Annual Yield


                   American Business Financial Services, Inc.

                    Prospectus Supplement Dated May 16, 2000


-------------------------------------------------------------------------------------------------------
       TERM            RATE          ANNUAL YIELD*         BONUS        BONUS RATE         BONUS YIELD*
-------------------------------------------------------------------------------------------------------
      3-5 mos.         8.00%             8.33%               --              --                  --
     6-11 mos.         9.00%             9.42%               --              --                  --
    12-17 mos.         9.95%            10.46%              .25%          10.20%              10.73%
    18-23 mos.        10.10%            10.62%              .25%          10.35%              10.90%
    24-29 mos.        10.20%            10.73%              .25%          10.45%              11.01%
    30-35 mos.           --                --                --           11.75%              12.46%
    36-47 mos.        10.60%            11.18%              .25%          10.85%              11.45%
    48-59 mos.        10.90%            11.51%              .25%          11.15%              11.79%
    60-83 mos.        11.75%            12.46%              .25%          12.00%              12.74%
   84-119 mos.        11.30%            11.96%              .25%          11.55%              12.24%
      120 mos.        11.90%            12.63%              .25%          12.15%              12.91%

-------------------------------------------------------------------------------------------------------








Minimum for Investment Notes $100,000.

Ask about our rates for larger investments.

Please call (800) 776-4001 for more information.

                                                                     [ABFS LOGO]


--------------------------------------------------------------------------------           BalaPointe Office Centre
AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).             111 Presidential Boulevard
--------------------------------------------------------------------------------            Bala Cynwyd, PA  19004
American Business Financial Services, Inc. is a publicly traded Company (NASDAQ:
ABFI). An offer can only be made by the Prospectus dated October 15, 1999                       2255 Glades Road
delivered in conjunction with this Rate Supplement dated May 16, 2000. See                        Suite 311E
"Risk Factors" in the Prospectus for a discussion of certain factors which                     Boca Raton, FL 33431
should be considered in connection with an Investment in the Notes. Interest is
compounded daily based on a 365-day year. *The Effective Annual Yield assumes               2425 East Camelback Road
all interest remains invested for 365 days.                                                        Suite 1065
                                                                                                Phoenix, AZ 85016
Subordinated Investment Notes represent obligations of the Company and are not
certificates of deposit or insured by the FDIC or any governmental or private                  www.abfsonline.com
entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. Rates offered are good through June 19, 2000. These rates are available to residents of the following states: AZ, CA, CO, IA, ID, KS, MN, MO, MT, ND,
NM, NV, OK, OR, UT, WA, WY.


                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services
Investment Notes:

                                                       Special 24 Month Offer
                                                              11.62%*
                                                           Annual Yield


                   American Business Financial Services, Inc.

                    Prospectus Supplement Dated May 11, 2000


-------------------------------------------------------------------------------------------------------
       TERM            RATE          ANNUAL YIELD*         BONUS        BONUS RATE         BONUS YIELD*
-------------------------------------------------------------------------------------------------------
      3-5 mos.         7.75%             8.05%               --              --                  --
     6-11 mos.         8.75%             9.14%               --              --                  --
    12-17 mos.         9.85%            10.35%              .25%          10.10%              10.62%
    18-23 mos.        10.00%            10.51%              .25%          10.25%              10.79%
    24-29 mos.           --                --                --           11.75%              12.46%
    30-35 mos.        10.35%            10.90%              .25%          10.60%              11.18%
    36-47 mos.        10.50%            11.06%              .25%          10.75%              11.34%
    48-59 mos.        10.80%            11.40%              .25%          11.05%              11.68%
    60-83 mos.        11.00%            11.62%              .25%          11.25%              11.90%
   84-119 mos.        11.10%            11.73%              .25%          11.35%              12.01%
      120 mos.        11.50%            12.18%              .25%          11.75%              12.46%

-------------------------------------------------------------------------------------------------------








Minimum for Investment Notes $100,000.

Ask about our rates for larger investments.

Please call (800) 776-4001 for more information.

                                                                     [ABFS LOGO]


--------------------------------------------------------------------------------           BalaPointe Office Centre
AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).             111 Presidential Boulevard
--------------------------------------------------------------------------------            Bala Cynwyd, PA  19004
American Business Financial Services, Inc. is a publicly traded Company (NASDAQ:
ABFI). An offer can only be made by the Prospectus dated October 15, 1999                       2255 Glades Road
delivered in conjunction with this Rate Supplement dated May 11, 2000. See                         Suite 311E
"Risk Factors" in the Prospectus for a discussion of certain factors which                     Boca Raton, FL 33431
should be considered in connection with an Investment in the Notes. Interest is
compounded daily based on a 365-day year. *The Effective Annual Yield assumes               2425 East Camelback Road
all interest remains invested for 365 days. Subordinated Investment Notes                          Suite 1065
represent obligations of the Company and are not certificates of deposit or                    Phoenix, AZ 85016
insured by the FDIC or any governmental or private entity. This announcement is
neither an offer to sell nor a solicitation of an offer to buy Subordinated                    www.abfsonline.com
Investment Notes. This offer is made by prospectus only. The rates are available through May 31, 2000. These rates are available to residents of the following states: AR, CT, DE, FL, GA, IL, IN, KY, MA, MD, MI, MS, NC, NH, NJ, NY, OH, PA,
RI, SC, TN, TX, VA, VT, WI, WV.




                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services
Investment Notes:

                                                     Special 24-29 Month Offer
                                                              12.46%*
                                                           Annual Yield


                   American Business Financial Services, Inc.

                    Prospectus Supplement Dated May 11, 2000


-------------------------------------------------------------------------------------------------------
       TERM            RATE          ANNUAL YIELD*         BONUS        BONUS RATE         BONUS YIELD*
-------------------------------------------------------------------------------------------------------
      3-5 mos.         7.75%             8.05%               --              --                  --
     6-11 mos.         8.75%             9.14%               --              --                  --
    12-17 mos.         9.70%            10.18%              .25%           9.95%              10.46%
    18-23 mos.         9.85%            10.35%              .25%          10.10%              10.62%
    24-29 mos.           --                --                --           11.75%              12.46%
    30-35 mos.        10.10%            10.62%              .25%          10.35%              10.90%
    36-47 mos.        10.35%            10.90%              .25%          10.60%              11.18%
    48-59 mos.        10.65%            11.23%              .25%          10.90%              11.51%
    60-83 mos.        11.50%            12.18%              .25%          11.75%              12.46%
   84-119 mos.        11.05%            11.68%              .25%          11.30%              11.96%
      120 mos.        11.65%            12.35%              .25%          11.90%              12.63%

-------------------------------------------------------------------------------------------------------








Minimum for Investment Notes $1,000.

Ask about our rates for larger investments.

Please call (800) 776-4001 for more information.

                                                                     [ABFS LOGO]


--------------------------------------------------------------------------------           BalaPointe Office Centre
AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).             111 Presidential Boulevard
--------------------------------------------------------------------------------            Bala Cynwyd, PA  19004
American Business Financial Services, Inc. is a publicly traded Company (NASDAQ:
ABFI). An offer can only be made by the Prospectus dated October 15, 1999                       2255 Glades Road
delivered in conjunction with this Rate Supplement dated May 11, 2000. See                        Suite 311E
"Risk Factors" in the Prospectus for a discussion of certain factors which                     Boca Raton, FL 33431
should be considered in connection with an Investment in the Notes. Interest is
compounded daily based on a 365-day year. *The Effective Annual Yield assumes               2425 East Camelback Road
all interest remains invested for 365 days.                                                        Suite 1065
                                                                                                Phoenix, AZ 85016
Subordinated Investment Notes represent obligations of the Company and are not
certificates of deposit or insured by the FDIC or any governmental or private                  www.abfsonline.com
entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through May 31, 2000. These rates are available to residents of the following states: AR, CT, DE, FL, GA, IL, IN, KY, MA, MD,
MI, MS, NC, NH, NJ, NY, OH, PA, RI, SC, TN, TX, VA, VT, WI, WV.